EXHIBIT 3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report on Form 6-K, dated March 19, 2007, of Oncolytics Biotech Inc. of our report dated February 23, 2007, included in the 2006 annual report to shareholders of Oncolytics Biotech Inc.

Calgary, Canada
March 19, 2007	Chartered Accountants